UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date earliest event reported) November 19, 2018

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-10764	Entergy Arkansas, Inc. (a Texas corporation) 425 West Capitol Avenue Little Rock, Arkansas 72201 (501) 377-4000	71-0005900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 19, 2018, Entergy Arkansas, Inc., an Arkansas corporation (the “Company”), changed its state of domicile from Arkansas to Texas. In this process, the Company adopted a Certificate of Formation and Bylaws under the Texas Business Organizations Code, each effective as of November 19, 2018, reflecting certain changes relative to the Articles of Amendment and Restatement for the Third Amended and Restated Articles of Incorporation and By-Laws governing the Company under the Arkansas Business Corporation Act immediately prior to such date.
The Certificate of Formation and Bylaws include provisions to conform to the requirements of the Texas Business Organizations Code but do not include provisions relating to preferred stock since all of the outstanding preferred stock of the Company was redeemed prior to the change in domicile.
The Certificate of Formation and Bylaws are attached to this report as Exhibits 3.1 and 3.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.    Description
    3.1 Certificate of Formation of Entergy Arkansas, Inc. effective November 19, 2018
    3.2 Bylaws of Entergy Arkansas, Inc. effective November 19, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ENTERGY ARKANSAS, INC.

By: /s/ Marcus V. Brown
Name: Marcus V. Brown
Title: Executive Vice President and General Counsel
Dated: November 20, 2018